UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2015

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 8, 2015, Jacksonville Bancorp, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Castle Creek SSF-D Investors, LP (“Castle Creek”) under which Castle Creek agreed to make revolving loans to the Company not to exceed $1.5 million outstanding at any time (the “Revolver”).   In connection with the Revolver, the Company executed a revolving loan note in favor of Castle Creek (the “Note”).  The principal amount of the Revolver outstanding from time to time will accrue interest at 8% per annum, payable quarterly in arrears. All amounts borrowed under the Revolver will be due and payable by the Company on January 7, 2017, unless payable sooner pursuant to the provisions of the Loan Agreement. To the extent that the Revolver is not fully drawn, an unused revolver fee will be calculated and paid quarterly at an annual rate of 2% on the revolving loan commitment less the daily average principal amount outstanding.   Currently, no amounts are outstanding under the Revolver.  The foregoing descriptions of the Loan Agreement and Note are qualified in their entirety by reference to the full text of such documents which are filed herewith as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit

10.1	Loan Agreement by and between Jacksonville Bancorp, Inc. and Castle Creek SSF-D Investors, LP dated as of January 8, 2015.
10.2	Revolving Loan Note of Jacksonville Bancorp, Inc. payable to Castle Creek SSF-D Investors, LP dated as of January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President
and Chief Financial Officer

Date:  January 14, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Loan Agreement by and between Jacksonville Bancorp, Inc. and Castle Creek SSF-D Investors, LP dated as of January 8, 2015.
10.2	Revolving Loan Note of Jacksonville Bancorp, Inc. payable to Castle Creek SSF-D Investors, LP dated as of January 8, 2015.